UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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PHH CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RISKMETRICS AND GLASS LEWIS
BOTH RECOMMEND
VOTING “FOR” PHH’S BOARD NOMINEES
USING THE WHITE PROXY CARD
MT Laurel, NJ — June 2, 2009 — PHH Corporation (NYSE: PHH) (“PHH,” the “Company,” “we,” “our” and “us”) today announced that RiskMetrics Group (formerly ISS) and Glass Lewis & Co., the two leading independent proxy advisory firms, have both recommended that PHH stockholders vote the Company’s WHITE proxy card “FOR” PHH’s Board nominees and not vote the gold proxy card provided by dissident stockholder, Pennant Capital Management, several related entities managed by Pennant Capital and Alan Fournier, the manager of Pennant Capital (collectively, “Pennant”).
Commenting on the election contest, RiskMetrics concluded, “[T]he company’s improving performance and relatively strong shareholder return performance suggest that the dissidents have not met the burden of proof for change at this time.” RiskMetrics also stated, “[I]n view of the current board’s performance and in the absence of prevailing evidence that change is needed, we believe that it would not be prudent to replace the current CEO and non-executive chairman at this time. As such, we recommend shareholders vote on the WHITE card and vote FOR all incumbent nominees.”1 (Emphasis added.)
Commenting on the election contest, Glass Lewis reported that “[T]he Dissident has failed to convince us that change is needed on the [B]oard at this time.” The report went on to state, “[W]e note that the Dissident’s plan is particularly thin on detail. Pennant has provided little information as to how its nominees will create value for shareholders. Based on these considerations, we believe that shareholders should vote FOR all nominees on the WHITE card.”1
Following the announcement of the recommendations of RiskMetrics and Glass Lewis, Mr. A.B. Krongard, PHH’s Non-Executive Chairman of the Board, made the following statement on behalf of PHH’s Board of Directors:
“The PHH Board welcomes the endorsements of the Board’s nominees from RiskMetrics and Glass Lewis, the two leading independent proxy advisory firms. Throughout this election contest, we have consistently stated that the change in Board membership proposed by Pennant is NOT in the best interests of all PHH stockholders and that our stockholders’ investment in PHH would be better served by voting the WHITE card to elect the Board’s nominees. The Board believes that all three of the Board’s nominees have the qualifications and experience necessary for the Board to continue to perform its leadership and stewardship functions.”
PHH’s Board of Directors unanimously urges stockholders to follow the director voting recommendations of RiskMetrics and Glass Lewis by voting for ALL THREE of the Board’s nominees (Messrs. A.B. Krongard, Terence W. Edwards and James O. Egan) using the WHITE proxy card or vote instruction form. The PHH Board also unanimously recommends that stockholders discard any materials received from Pennant.
At PHH’s 2009 Annual Meeting of Stockholders scheduled to be held on June 10, 2009, PHH’s stockholders will be asked, among other things, to elect three Class I Directors to serve for a three-year term. The PHH Board of Directors has nominated A.B. Krongard (PHH’s Non-Executive Chairman of the Board), Terence W. Edwards (PHH’s President and Chief Executive Officer) and James O. Egan (PHH’s Audit Committee Chairman) for re-election as Class I Directors. Pennant has nominated Messrs. Loren and Parseghian to replace Messrs. Krongard and Edwards on PHH’s Board of Directors. PHH’s Board of Directors unanimously opposes Pennant’s nominations.
PHH encourages all of its stockholders to vote the WHITE card in this important election.
Vote TODAY. Your vote matters!
HOW TO VOTE BEFORE THE MEETING ON JUNE 10, 2009:

If your shares are registered in your own name, please sign, date and mail the WHITE proxy card to Georgeson Inc. in the self addressed, stamped envelope previously provided. If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you must provide instructions to that entity so that your votes will be cast. Please sign, date and mail the WHITE vote instruction form previously provided by your bank, broker or other nominee and return it using the self-addressed, postage-paid envelope provided.
YOU MAY ALSO CAST YOUR VOTE USING YOUR TOUCH TONE PHONE OR VIA THE
INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR WHITE PROXY CARD OR
VOTE INSTRUCTION FORM
After voting the WHITE proxy card, do not sign or return any proxy card sent to you by Pennant Capital Management, LLC. Remember — only your latest dated proxy will determine how your shares are to be voted at the meeting.
If you have voted a gold proxy card sent by Pennant, you can change your vote by sending a later-dated WHITE proxy card or vote instruction form or by providing later-dated instructions by phone or internet
If you have any questions or need assistance in voting your shares, please contact our proxy solicitor.

199 Water Street, 26th Floor
New York, NY 10038
Banks and Brokers (212) 440-9800
Stockholders Call Toll Free (877) 278-9668

[1]	Permission to use quotations from the reports issued by RiskMetrics Group and Glass Lewis & Co. was neither sought nor obtained.
About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage Corporation, is one of the top five retail originators of residential mortgages in the United States2, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries, please visit our website at www.phh.com.

[2]	Inside Mortgage Finance, Copyright 2009
Important Additional Information
PHH Corporation, on May 7, 2009, filed a proxy statement in connection with its 2009 Annual Meeting of Stockholders and advises its stockholders to read that proxy statement because it contains important information. Stockholders can obtain a free copy of that proxy statement and other documents (when available) that PHH files with the Securities and Exchange Commission at the Commission’s website at www.sec.gov. That proxy statement and these other documents are also available free of charge by directing a request to PHH Corporation, Attn: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 or visiting PHH’s website at www.phh.com under the “Investor Relations” tab.
PHH, its directors and named executive officers may be deemed to be participants in the solicitation of proxies from PHH stockholders in connection with the 2009 Annual Meeting of Stockholders. Information regarding the names, affiliations and interests of such individuals is contained PHH’s proxy statement referred to in the preceding paragraph.
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Contact Information:
Investors:
Nancy R. Kyle
856-917-4268